UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2022

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On March 30, 2022, MedAvail Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers set forth on the signature pages thereto (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”), up to 47,058,820 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and to issue warrants (the “Warrants”) to purchase up to 23,529,408 shares of Common Stock (the “Warrant Shares”). The Shares will be sold at a price per share of $1.0625 (the “Purchase Price”) for aggregate gross proceeds of approximately $50 million following the consummation of all closings under the Purchase Agreement. The first closing of the Private Placement, pursuant to which the Company received $40 million in gross proceeds before deducting placement agent commissions and other offering expenses, occurred on April 4, 2022, following the satisfaction of customary closing conditions.
Each Investor purchasing Shares in the Private Placement will also be issued a Warrant to purchase that number of Warrant Shares equal to 50% of the number of Shares purchased under the Purchase Agreement by such Investor. The Warrants will have a per share exercise price of $1.25 and will be exercisable by the holder at any time on or after the issuance date of the Warrant for a period of five years. In addition, the Warrant terms provide the Company with a call option to force the Warrant holders to exercise up to two-thirds of the warrant shares subject to each Warrant, with one-third of the Warrant Shares being callable beginning on each of the 12 month and 24 month anniversaries of the Warrant issuance dates, in each case until the expiration of the Warrants, and subject to the satisfaction of certain pricing conditions relating to the trading of the Company’s shares. If all Warrants that are sold and issued in the Private Placement following the completion of all closings are fully exercised, then the Company would receive gross proceeds of approximately $29.4 million.
The Company intends to use the net proceeds from the Private Placement and the exercise of the Warrants for general corporate purposes and to fund its strategic initiatives.
The Purchase Agreement contains customary representations, warranties and covenants made solely for the benefit of the parties to the Purchase Agreement. The Purchase Agreement is incorporated herein by reference, but only to provide information regarding the terms of the Purchase Agreement and not to provide with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).
Cowen and Company, LLC has acted as the placement agent for the Private Placement. Lake Street acted as financial advisor.
In connection with the Private Placement, the Company will grant registration rights to the Investors pursuant to a Registration Rights Agreement dated as of March 30, 2022 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will prepare and file with the SEC, within 60 days of any closing under the Purchase Agreement, a registration statement to register for resale the shares of Common Stock sold in the Private Placement at such closing and the shares of Common Stock issued or issuable upon exercise of the Warrants that are sold in the Private Placement at such closing.
The foregoing descriptions of the material terms of the Purchase Agreement, the Registration Rights Agreement and the Warrants are qualified in their entireties by reference to the full texts of the Purchase Agreement, the Registration Rights Agreement and the Warrants which are respectively filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Security.
Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the Shares and Warrants to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Investors. The Investors represented that they are acquiring the Shares and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares and Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01 Regulation FD Disclosure.
Attached as Exhibit 99.1 to this Current Report on Form 8-K is an investor presentation that the Company may use in presentations to investors from time to time.
The investor presentation attached as Exhibit 99.1 to this Report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation are “forward looking” rather than historical.
The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The Company undertakes no duty or obligation to update or revise information included in this Report or in any of the Exhibit.

Item 8.01 Other Events.
Press Release
On March 31, 2022, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.
On April 4, 2022, the Company issued a press release announcing the first closing of the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 30, 2022.
10.2	Registration Rights Agreement, dated as of March 30, 2022.
10.3	Form of Warrant
99.1	MedAvail Holdings, Inc. Investor Presentation
99.2	Press Release of MedAvail Holdings, Inc., dated as of March 31, 2022.
99.3	Press Release of MedAvail Holdings, Inc., dated as of April 4, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: April 4, 2022	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer